EXHIBIT 99.1
CONTACT:    James A. Zweifel
            President Casinos, Inc.
            St. Louis, Missouri 63102
            314-622-1806
                                                      FOR IMMEDIATE RELEASE


            PRESIDENT CASINOS, INC. ANNOUNCES MANAGEMENT CHANGES


ST. LOUIS, MISSOURI, September 27, 2000 -- President Casinos, Inc. (OTC:PREZ) announced that James A. Zweifel, Executive Vice President and Chief Financial Officer, has been named Vice President and General Manager of the President Casino by the Arch, the Company's St. Louis casino. Mr. Zweifel will remain as Executive Vice President of the parent company and a key member of the corporate management team.

Replacing Mr. Zweifel as Chief Financial Officer is Ralph J. Vaclavik, who has also been named Senior Vice President. Mr. Vaclavik has been with President since its inception and has held several senior financial and operations management positions with the Company, most currently as Vice President of Finance and Treasurer.

President Casinos, Inc. owns and operates riverboat and dockside gaming facilities in Davenport, Iowa, Biloxi, Mississippi and downtown St. Louis, Missouri near the base of the Gateway Arch.

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